UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 18, 2019 (April 16, 2019)

SMART & FINAL STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36626	80-0862253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Citadel Drive, Commerce, CA 90040

(Address of principal executive offices, including zip code)

(323) 869-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 16, 2019, Smart & Final Stores, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Street Parent, Inc., a Delaware corporation (“Parent”), and First Street Merger (the “Apollo Funds”) Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”). Parent is controlled by certain equity funds managed by Apollo Management IX, L.P., a Delaware limited partnership.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a cash tender offer no later than May 7, 2019 (unless otherwise agreed to by Parent and the Company) to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Company Common Stock”), at a price per share of Company Common Stock of $6.50 net to the seller in cash, without interest (such offer, as it may be amended from time to time in accordance with the Merger Agreement, the “Offer,” and such amount of consideration or any greater amount per share that may be paid pursuant to the Offer, the “Offer Price”), subject to any applicable withholding taxes. Parent intends to fund the Offer Price with a combination of committed debt and equity financing. The transaction is not subject to a financing condition.

The obligation of Purchaser to purchase shares of Company Common Stock tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including but not limited to: (i) prior to the expiration of the Offer, there shall have been validly tendered and not validly withdrawn shares of Company Common Stock that, together with all other shares of Company Common Stock, if any, owned by Purchaser and its affiliates (as defined in Section 251(h) of the Delaware General Corporation Law (“DGCL”)), represent at least one share of Company Common Stock more than 50% of the total number of outstanding shares of Company Common Stock at the time of the expiration of the Offer, (ii) the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval by the Mexican Federal Economic Competition Commission or the Mexican Federal Institute of Telecommunications (as applicable) (the “Regulatory Conditions”), (iii) the completion of a specified marketing period for the debt financing, and (iv) each of the other conditions set forth in Annex I to the Merger Agreement (clauses (i) through (iv), collectively, the “Offer Conditions”).

The Offer will initially expire at one minute after 11:59 p.m. (Eastern Time) on the date that is 20 business days following the commencement of the Offer (unless otherwise agreed to by Parent and the Company). Under certain circumstances, Purchaser may be required or permitted to extend the Offer on one or more occasions in accordance with the terms set forth in the Merger Agreement and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”). In general, Purchaser will not be required to extend the Offer beyond August 16, 2019 (the “End Date”), and only in the event the Regulatory Conditions are not satisfied by such date, then the End Date shall be automatically extended to October 16, 2019, and may not extend the Offer beyond two business days prior to the End Date without the prior written consent of the Company.

As soon as practicable following Purchaser’s acceptance of Company Common Stock tendered pursuant to the Offer and upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Section 251(h) of the DGCL, Purchaser will merge with and into the Company, whereupon the separate existence of Purchaser shall cease and the Company shall be the surviving corporation (the “Merger”), without a meeting or vote of stockholders of the Company. At the effective time of the Merger (the “Effective Time”), the shares of Company Common Stock not purchased pursuant to the Offer (other than Company Common Stock owned by the Company as treasury stock, by Parent or Purchaser or by stockholders of the Company who have perfected their statutory rights of appraisal under the DGCL) will each be converted into the right to receive cash without interest in an amount equal to the Offer Price.

The following is a summary of the treatment of the outstanding equity awards in the Merger.  At the Effective Time, each option to purchase shares of Company Common Stock, whether vested or unvested, granted under the Company Equity Plans (as defined in the Merger Agreement) that is outstanding and unexercised as of immediately prior to the Effective Time (collectively, the “Company Options”) will be canceled and converted into the right to receive cash in an amount equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (x) the Offer Price over (y) the exercise price payable per share of Company Common Stock under such Company Option, less any required withholding taxes, payable soon after the Effective Time. Any Company Option that has an exercise price per share that is greater than or equal to the Offer Price will be canceled for no consideration. In addition, each  share of restricted stock granted under the Company Equity Plans that is outstanding as of immediately prior to the Effective Time will be cancelled and converted into the right to receive cash in an amount equal to the Offer Price, less any required withholding taxes (the “Restricted Stock Consideration”) with 50% of the Restricted Stock Consideration payable soon after the Effective Time and, unless otherwise agreed by the holder of such restricted stock and Parent, the remaining 50% of the Restricted Stock

Consideration payable ratably, subject to satisfaction of applicable vesting terms pursuant to the terms of the applicable restricted stock award, as in effect immediately prior to the Effective Time, soon after the vesting date applicable to the underlying share of restricted stock.

Each cash incentive award outstanding on the date of the Merger Agreement that was granted by the Company in lieu of annual equity grants and outside the Company’s annual bonus plans (collectively, the “Company Cash Awards”), will remain outstanding and be payable in accordance with its terms, provided that payment of 50% of each payment installment of such Company Cash Award will be payable soon after the Effective Time.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among other things, the Merger Agreement includes covenants by the parties to take all actions to secure required regulatory approvals, and from the date of the Merger Agreement until the Effective Time, the Company has agreed to conduct in all material respects its business in the ordinary course of business and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Company has also agreed not to solicit or initiate discussions with third parties regarding other acquisition proposals regarding the Company and has agreed to certain restrictions on its ability to respond to such proposals, provided that (x) the Company may engage in negotiations or discussions concerning, or provide certain confidential information to persons making, certain unsolicited proposals if the Company’s Board of Directors determines in good faith such proposal constitutes or would reasonably be expected to lead to a Superior Offer (as defined in the Merger Agreement), and (y) the Company’s Board of Directors may also change its recommendation regarding the Offer for a reason related to an acquisition proposal or unrelated in the context of a Change in Circumstance (as defined in the Merger Agreement), in either case, only if the Company’s Board of Directors determines, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties.

The Merger Agreement also contains certain termination provisions for the Company and Parent, including the right of the Company, in certain circumstances, to terminate the Merger Agreement and accept a Superior Offer. The Company will be required to pay Parent a cash termination fee equal to $15,000,000 (approximately 3% of the Company’s equity value as of April 16, 2019) if, among other reasons, the Merger Agreement is terminated (i) by the Company to enter into an acquisition agreement that constitutes a Superior Offer or (ii) by Parent because the Board of Directors of the Company (x) adversely changes its recommendation to stockholders to accept the Offer and tender their shares of Company Common Stock to Purchaser in the Offer, (y) fails to reject any tender offer or exchange offer by another party within 10 business days following commencement or such offer or (z) (1) the Merger Agreement is terminated by either the Company or Parent because the closing of the Offer has not occurred prior to the End Date or by Parent due to a material breach by the Company, (2) a third party acquisition proposal is publicly disclosed prior to such termination and (3) within 12 months following such termination, the Company consummates a third party acquisition proposal or enters into an agreement for a third party acquisition proposal which is subsequently completed. Parent will be required to pay the Company a cash termination fee equal to $30,000,000 (approximately 6% of the Company’s equity value as of April 16, 2019) if, among other reasons, the Merger Agreement is terminated by the Company due to Parent or Purchaser’s (i) material breach of its representations or covenants cause the failure of the closing of the Offer (subject to a 30-day cure right), (ii) failure to commence the Offer when it’s required to under the terms of the Merger Agreement, or (iii) failure to close the Offer when all the conditions have been satisfied. In addition, subject to the terms of the Merger Agreement, either the Company or Parent may terminate the Merger Agreement, at any time prior to the time Purchaser accepts for payment the Company Common Stock tendered pursuant to the Offer, if the Merger is not consummated on or before the End Date.

Purchaser has obtained debt financing commitments from Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Bank of Montreal, BMO Capital Markets Corp., Royal Bank of Canada, RBC Capital Markets, Bank of America, N.A., Barclays Bank PLC,  Credit Suisse AG, Credit Suisse Loan Funding, LLC, UBS AG, Stamford Branch and UBS Securities LLC and equity financing commitments from the Apollo Funds in each case to fund the transactions contemplated by the Merger Agreement. The Merger Agreement requires Purchaser to use its commercially reasonable efforts to obtain the financing on the terms and conditions described in the financing commitments. The Company is entitled to pursue specific performance to force Purchaser to cause the equity financing to be funded only if the conditions to the Offer and the Merger are satisfied or waived and the debt financing proceeds have been funded or will be funded if the equity financing is funded (or the lenders have irrevocably confirmed to Parent in writing that the debt financing will be funded and available at the closing of the Offer if the equity financing is funded), the Company has irrevocably confirmed to Parent that if specific performance is granted and the financing is funded, then it would cause the closing of the Offer, and Purchaser has failed to consummate the Offer and the Merger within two business days following receipt of such irrevocable confirmation.

Tender and Support Agreement

On April 16, 2019, concurrently with the execution of the Merger Agreement, two stockholders of the Company, Ares Corporate Opportunities Fund III, L.P. and Ares Corporate Opportunities Fund IV, L.P. (together, the “Holders”) entered into a Tender and Support Agreement with Parent, Purchaser, and for the limited purposes set forth therein, the Company, pursuant to which each Holder agreed, among other things, to (1) tender all shares of Company Common Stock held by such Holder into the Offer (representing in the aggregate approximately 57.8% of the total issued and outstanding shares of Company Common Stock as of April 12, 2019); (2) if applicable, vote its shares of Company Common Stock (i) in favor of the adoption and approval of the Merger Agreement and the Merger and (ii) against any action, proposal, or agreement that would (or reasonably be expected to) prevent, impede, interfere with, delay postpone or adversely affect the Offer or the Merger Agreement, in each case, in any material respect or (iii) any third party acquisition proposals; (3) comply with certain restrictions on its ability to dispose of such shares; and (4) not solicit or initiate discussions with third parties regarding other acquisition proposals regarding the Company, in each case subject to the terms and conditions contained therein. The Tender and Support Agreement will terminate upon certain circumstances, including (i) upon termination of the Merger Agreement, (ii) the withdrawal of the Board’s recommendation that stockholders of the Company accept the Offer and tender their shares to Purchaser pursuant to the Offer or (iii) any change or waiver that reduces the Offer Price, changes the form of consideration or otherwise adversely affects the Company’s stockholders in any material respect.

The foregoing description of the Offer, the Merger, the Merger Agreement and the Tender and Support Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the Tender and Support Agreement (attached to the Merger Agreement as Exhibit D). A copy of the Merger Agreement is filed as Exhibit 2.1 and is incorporated into this report by reference.

The Merger Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Purchaser, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement. The Merger Agreement and this summary should not be relied upon as disclosure about the Company, Parent or Purchaser. None of the stockholders of the Company or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. The representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by documents filed with, or furnished to, the SEC by the Company prior to the date of the Merger Agreement, (c) have been qualified by confidential disclosures made to Parent and Purchaser in connection with the Merger Agreement, (d) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by stockholders, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (f) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that the Company files with the SEC.

Additional Information and Where to Find It

The tender offer for the outstanding shares of the Company referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither a recommendation, an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that the Apollo Funds and Purchaser will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time the tender offer is commenced, the Apollo Funds and Purchaser will file tender offer materials on Schedule TO, and the Company thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY IN THEIR ENTIRETY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES.

The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of the Company at no expense to them. The tender offer materials, the Solicitation/Recommendation Statement and other related documents (when available) will be made available for free at the SEC’s web site at www.sec.gov. Investors and securityholders may obtain a free copy of the Solicitation/Recommendation Statement and other related documents (when available) that the Company files with the SEC, free of charge, from the Company at investors@smartandfinal.com or by directing a request to Investor Relations, at 310.829.5400 or investors@smartandfinal.com.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements, including, without limitation, the statements made concerning the pending acquisition of the Company by Parent and Purchaser. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These statements reflect the Company’s current views concerning future events, including the planned completion of the Offer and the Merger, and are based on a number of assumptions that could ultimately prove inaccurate. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following factors could cause actual results to differ materially from those set forth in the forward-looking statements: (i) uncertainties as to the timing of the Offer and the Merger; (ii) uncertainties as to how many stockholders of the Company will tender their shares in the Offer; (iii) the possibility that competing offers will be made; (iv) the possibility that various closing conditions for the transaction may not be satisfied or waived; (v) the risk that the Merger Agreement may be terminated in circumstances requiring the Company to pay a termination fee, (vi) risks related to obtaining the requisite consents to the Offer and the Merger, including, without limitation, the risk that a regulatory approval that may be required for the proposed transaction, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) and by the Mexican Federal Economic Competition Commission or the Mexican Federal Institute of Telecommunications (as applicable), is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (vii) the possibility that the transaction may not be timely completed, if at all; (viii) the risk that, prior to the completion of the transaction, if at all, the Company’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; (ix) the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and (x) the risks and uncertainties pertaining to the Company’s business, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Purchaser and Parent and the Solicitation/Recommendation Statement to be filed by the Company in connection with the Offer. Other factors that could cause actual results to differ materially include those set forth in the Company’s SEC reports, including, without limitation, the risks described in the Company’s Annual Report on Form 10-K for its fiscal year ended December 30, 2018, which is on file with the SEC. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2019, in connection with the transactions contemplated by the Merger Agreement, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved cash transaction bonuses (the “Transaction Bonuses”) to be paid to specified key employees (including the Company’s named executive officers) (the “participants”). Payment of the Transaction Bonuses is subject to the occurrence of the Effective Time and the applicable participant’s continued employment or service with the Company or its subsidiaries through immediately prior to the Effective Time. The amount of Transaction Bonuses to be received by our named executive officers is as follows: (i) David G. Hirz ($250,000) and (ii) Richard N. Phegley ($175,000), and (iii) Derek R. Jones ($80,000).

Item 8.01                                           Other Events.

On April 16, 2019, the Company issued a joint press release announcing the entry into the Merger Agreement. The joint press release is incorporated into this report by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 16, 2019, by and among Smart & Final Stores, Inc., First Street Parent, Inc., and First Street Merger Sub, Inc.*

99.1

Joint press release issued by Smart & Final Stores, Inc. and First Street Parent, Inc., dated April 16, 2019 (incorporated by reference to Exhibit C to the Schedule 14D-9C filed by Smart & Final Stores, Inc. with the SEC on April 16, 2019).

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL STORES, INC.

/s/ Leland P. Smith
Name:	Leland P. Smith
Title:	Senior Vice President and General Counsel

Date: April 18, 2019